[*** INDICATES THAT MATERIAL HAS BEEN OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST, WHICH THE COMPANY HAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]




                    OEM PURCHASE AND DEVELOPMENT AGREEMENT

                                    between

                       TOUCHTUNES DIGITAL JUKEBOX, INC.

                                      and

                               Bose(R) CORPORATION


This Agreement is made as of June 2, 2000 between TouchTunes Digital Jukebox, Inc. ("TouchTunes"), and Bose Corporation, a Delaware Corporation ("Bose"), who hereby agree as follows:

1.   INTRODUCTION

     Bose designs, develops, manufactures and sells audio equipment, including speakers, amplifiers, transducers and other electronic devices and circuitry.

     TouchTunes desires to use premium performance jukeboxes developed jointly by TouchTunes and Bose. Bose desires to work with TouchTunes to develop customized jukeboxes designed to meet the specifications and requirements of TouchTunes and to become a supplier of such jukeboxes to TouchTunes.

     TouchTunes has entered into a Master Lease Agreement with its parent company, TouchTunes Music Corporation ("TMC") providing for the terms and conditions under which TouchTunes (the "Lessor") leases to TMC (the "Lessee"), among other movable property such jukeboxes which are purchased at the demand and in accordance with the instructions of TMC.

     TouchTunes sell and/or leases Jukeboxes to TMC and TMC sells and/or leases Jukeboxes to Jukebox operations that are responsible for installing jukeboxes in various locations.

2.   DEVELOPMENT OF THE SYSTEM

     2.1 The System. For purposes of this Agreement, the "system" shall mean a "Jukebox" developed jointly by Bose and TouchTunes as defined in the Product Description attached to this Agreement as Schedule A.

     2.2 System Specifications. If either party wishes to amend or modify the agreed-upon specifications relating to the Jukebox, such party shall specify the desired change in writing to the other party. Each party agrees not to unreasonably withhold its approval of any suggested change. Bose and TouchTunes shall each have the right to approve the acoustical performance of the Jukebox, prior to the initiation by Bose of manufacturing of the Jukebox.

     2.3 Good Faith Cooperation. Bose and TouchTunes acknowledge that this Agreement cannot possibly cover or contemplate all aspects of the


[*** INDICATES THAT MATERIAL HAS BEEN OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST, WHICH THE COMPANY HAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]


          working relationship between Bose and TouchTunes that will develop or be required in connection with the design, development and production of the Jukebox. Accordingly, Bose and TouchTunes each agree to act in good faith and in a commercially reasonable manner in performing their respective obligations under this Section 2.

3.  TERM OF PURCHASE AND SALE OF SYSTEMS

     3.1 Purchase and Sale. TouchTunes agrees to purchase from Bose, and Bose agrees to sell to TouchTunes, complete Jukeboxes in such quantities as are agreed between the parties from time to time which are manufactured in accordance with Schedule B. TouchTunes agrees to purchase Jukeboxes from Bose beginning in June 2000 at quantities agreed to in accordance with Schedule B.

     A Jukebox is defined as a system which is ready to accept the hard drive in order to be a complete and operational ("Jukebox"). It will be TouchTunes' or TMC's sole responsibility to install the hard drive into the Jukebox. TouchTunes agrees to purchase from Bose, and Bose agrees to sell to TouchTunes, Jukeboxes as defined in Schedules A and C in such quantities as are agreed between the parties from time to time which are manufactured in accordance with Schedule B.

     Reference Schedule F Jukebox Manufacturing Locations

     3.2 Pricing. The price of each Jukebox purchased by TouchTunes from Bose shall be as set forth on the Price Schedule attached to this Agreement as Schedule B. In the event of any change in the Jukebox design or specifications from that contemplated as of the date of the Agreement, Bose shall be entitled, with the written consent of TouchTunes (which consent may not be unreasonably withheld or delayed), to modify the pricing terms set forth on Schedule B to take into account such changes. Cost reductions or cost increases for the purchased components and/or manufacturing purchase price variances directly attributable to Jukebox production will be jointly shared between Bose and TouchTunes through Jukebox pricing as set forth on Schedule B. All pricing terms on such Price Schedule exclude all excise, sales, use and other taxes, all of which shall be paid by TouchTunes. Payment to Bose for Jukeboxes shall be made as set forth in Schedule E.

          In the event that TouchTunes does not purchase quantities of Jukeboxes in accordance with Schedule B, that TouchTunes has not provided Bose with reasonable notice and, as a result, Bose has incurred penalty charges from suppliers or has suffered component parts pricing increases, TouchTunes will reimburse Bose for such costs. Costs of excess material due to volume changes will be reimbursed by TouchTunes if TouchTunes has not provided Bose with reasonable notice. Bose shall credit to the benefit of TouchTunes the cost of such material once the material is used in production, or at TouchTunes' option, Bose will use its best efforts to obtain the maximum credit from respective material suppliers by returning as much material as possible.

          3.2.1    Inventory Financing Protection:

               TouchTunes will extend the Inventory Financing Protection ("IFP") Agreement, signed by TouchTunes August 26, 1999,


[*** INDICATES THAT MATERIAL HAS BEEN OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST, WHICH THE COMPANY HAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]


               accepted by Bose February 7, 2000 through the term of this Agreement. The terms of the ("IFP") are expressly incorporated into this agreement. From time to time, when requested by TouchTunes, Bose agrees to review the need for ("IFP").

     3.3  Purchase Orders

          Submission of Purchase Order. TouchTunes shall submit to Bose a hard copy purchase order for Jukeboxes to be purchased by TouchTunes from Bose during the year beginning June 1, 2000. On a monthly basis, TouchTunes will provide Bose with a purchase order release which specifies a requested delivery date, which shall be at least 98-calendar days following the date of delivery of the purchase order.

          All purchase order releases for 98-calendar days lead time are considered "firm and frozen." Purchase order release quantities should be in unit quantities equal to multiples of trailer capacity to be determined by Bose and TouchTunes.

          Beyond the purchase order release quantities, the quantities forecast can be changed accordingly except as noted in section 8.2:
               Greater than 98-calendar days:  no limit to changes
               0_98 calendar days:  firm and frozen

          Bose will respond to all change orders within ten business days.

          Confirmation of Purchase Order. Within ten business days after the receipt by Bose of all documents comprising each purchase order and purchase order release, Bose shall provide TouchTunes with a written confirmation notice relating to the purchase order and/or purchase order release.

          Termination of Purchase Orders. TouchTunes shall have the right to cancel any purchase order in whole or in part at any time, subject to the following provisions. Such cancellation shall become effective upon written notification by TouchTunes to Bose. TouchTunes agrees to pay Bose all costs which were incurred by Bose Corporation in performance of the purchase order up to the date of cancellation and which are properly allocable to such order under recognized commercial accounting practices. TouchTunes will be responsible for materials that are deemed obsoleted and unique to the Jukebox upon cancellation of purchase order and/or purchase order releases. Bose will use its best efforts to minimize the amounts for the said materials by returning as much material as possible to respective suppliers. Bose will respond within ten business days as to obsolete/unique amounts.

     3.4 Production Forecasts. TouchTunes shall make available to Bose by the fifth calendar day of each month, for planning purposes only, an estimate of TouchTunes' delivery requirements from Bose for the Jukebox for the next 12 months.

     3.5 Shipment; Title and Risk of Loss. TouchTunes shall arrange for shipment of jukeboxes to the designated warehouse in accordance with the shipment schedule specified by TouchTunes. Delivery of jukeboxes by Bose Corporation to TouchTunes shall be Ex Works, Sainte-Marie, Quebec. Without regard to freight being prepaid or collect, title


[*** INDICATES THAT MATERIAL HAS BEEN OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST, WHICH THE COMPANY HAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]


          and risk of loss shall pass to TouchTunes upon departure of truck from the Bose manufacturing facility.

     TouchTunes acknowledges that this document or copies of this document may be filed with the appropriate authorities as a financing statement and agrees to execute and deliver such other documents as Bose may request in order to perfect Bose Corporation's security interest granted hereby.

     Bose acknowledges that it will provide necessary certificates of origin or other necessary documents relating to the Jukeboxes in order for TMC to import the Jukeboxes into the United States from Canada.

     3.6 TouchTunes and TMC Lessor and Lessee Relationship. Bose acknowledges that it has been informed by TouchTunes that TouchTunes leases, as Lessor, to TMC, as Lessee, among other moveable property, the jukeboxes, which are purchased by TouchTunes at the demand and in accordance with the instructions of TMC. This Section 3.6 shall constitute a disclosure in this Agreement of such Contract of Leasing with respect to the jukeboxes.

     3.7 Ownership of Jukeboxes. TouchTunes, TMC and Bose acknowledge that it is their intention that TouchTunes purchases from Bose, and Bose sells to TouchTunes the jukeboxes upon the terms and conditions set forth in this Agreement and that ownership title of the jukeboxes shall solely vest in TouchTunes, and that TMC shall have no right, title or interest in such jukeboxes, other than the right to maintain possession and use of such jukeboxes and lease such jukeboxes in conformity with the Master Lease Agreement and other rights expressly provided therein or in this Agreement until, ownership title of such jukeboxes passes to TMC in conformity with such Master Lease Agreement.

4.   WARRANTY AND SUPPORT

     4.1  Warranty

          As acknowledged by Bose, TouchTunes and TMC have entered into the Master Lease Agreement and it is Bose's intention to have the warranties set out in this Section 4.1 of the Agreement to the benefit of both TouchTunes and TMC.

          General. Bose warrants solely to TouchTunes and to TMC that the Bose content of the Jukeboxes sold and delivered under this Agreement shall be free from defects in materials and workmanship under normal and intended usage, for a period of 12 months from the date of purchase. Bose warrants solely to TouchTunes and to TMC that the Bose transducers contained in the Jukeboxes sold and delivered under this Agreement shall be free from defects in materials and workmanship under normal and intended usage for a period of five years from the date of purchase. The warranty on components not originally manufactured by Bose (i.e., all components except for the transducers, amplifiers and cabinetry) will be limited to the original manufacturer's warranty and will be passed through to TouchTunes and to TMC when transferable. This warranty does not cover defects or damages due to water, chemical or sealant intrusion, or defects or damages resulting from negligence, casualty, accident, fire, disaster, misuse, or improper installation, nor does it apply


[*** INDICATES THAT MATERIAL HAS BEEN OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST, WHICH THE COMPANY HAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]


          to Jukeboxes that have been modified or repaired by a party other than Bose or a party authorized by Bose, TouchTunes, or TMC to do so.

          TouchTunes or, at TouchTunes' option, TMC will be solely responsible to purchase extended warranties for component parts not manufactured by Bose from the original component manufacturer. Bose will provide assistance to TouchTunes or TMC to obtain these extended warranties; however, TouchTunes or TMC will be responsible for all payments and additional costs associated with the extended warranties.

          Traceability. Bose will provide to TouchTunes serialization for each individual Jukebox and the following components: I/O Board, touchscreen monitor, bill acceptor, amplifiers, managers button, remote control, lower detachable loudspeakers (141JB), PC and UPS. TouchTunes or, at TouchTunes' option, TMC will be responsible for all updates to the Jukebox serialization once the Jukeboxes are placed in the field.

          Procedures. TouchTunes or TMC shall notify Bose of any Bose component parts or Bose workmanship which it believes to be defective during the applicable warranty period. Defective Bose manufactured component parts shall be returned by TouchTunes or TMC to the facility designated by Bose, whereupon Bose shall examine and test such components, repair or replace any such components found to be defective and promptly return such components to TouchTunes or TMC. All replaced parts shall become the property of Bose. Bose shall make available as required Bose manufactured spare parts to be purchased by TouchTunes or TMC. Bose shall designate the method of shipment required for return of Bose manufactured components and shall reimburse TouchTunes or TMC for all cost of shipment except for such Bose manufactured components which upon testing by Bose prove not to be defective. If faulty workmanship is identified, Bose and TouchTunes, or TMC will agree to the most cost-effective way to repair or replace the faulty workmanship in each individual situation.

          Bose will transfer all warranties for non-Bose component parts of the Jukeboxes to TouchTunes and to TMC. TouchTunes or TMC will communicate and deal directly with the original manufacturer both during the warranty period and after the warranty expires at TouchTunes' or TMC's expense.

          Limitations.

          (a) The provisions of the foregoing warranties are in lieu of any other warranty, whether express or implied, written or oral (including any warranty of merchantability or fitness for a particular purpose). The foregoing warranties extend to TouchTunes and to TMC only and shall not be applicable to any other person or entity, including without limitation customers of TouchTunes or of TMC except in the event that TouchTunes or TMC sells the Jukebox to another party in which case the remaining warranty will pass to the new owner of the Jukebox.

          (b) Bose Corporation's liability arising out of the design, manufacture, sale or delivery of the Jukeboxes or their use or disposition, whether based upon warranty, contract, tort or otherwise, shall not exceed the actual purchase price paid by


[*** INDICATES THAT MATERIAL HAS BEEN OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST, WHICH THE COMPANY HAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]


          TouchTunes to Bose for such Jukebox. In no event shall Bose be liable to TouchTunes or TMC or any other person or entity for special, incidental or consequential damages (including without limitation loss of profits, loss of data or loss of use damages) arising out of the design, manufacture, sale or delivery of the Jukeboxes.

     4.2 Support and Maintenance. TouchTunes or, at TouchTunes' option, TMC shall be solely responsible for providing maintenance and support to users of the Jukeboxes, including maintenance and support relating to the Jukeboxes included therein. Bose shall provide technical support to maintenance and support to maintenance personnel of the Jukeboxes. Any defects identified by TouchTunes or TMC after the commencement of commercial shipments of the Jukeboxes and the expiration of the Bose warranty shall be resolved by Bose at TouchTunes' or TMC's expense and discretion, within two weeks, to the extent possible using commercially reasonable efforts. Bose will support TouchTunes or TMC with technical seminars for TouchTunes' or TMC's maintenance personnel or by other methods as determined by Bose.

          Support and Maintenance. Refer to Schedule G - Replacement Parts Availability

     4.3  Procurement Responsibility

          TouchTunes will procure the computer (and all internal components including the TouchTunes Sound card and the XCP card) and the UPS directly from the suppliers and is responsible for the shipment of these components to the Bose manufacturing facility, on consignment. Bose will mount/secure these items into the Jukebox and perform all tests as a complete system less hard drive. All defects found in the TouchTunes supplied components are the responsibility of TouchTunes unless such defects are Bose induced.

5.   INTELLECTUAL PROPERTY RIGHTS

     5.1  Ownership of Patents

          Patent Rights Unilaterally Originated. Patent rights relating to inventions originated solely by an employee or employees of one party in connection with the design and development of the Jukebox shall vest in such party.

          Ownership of Patent Rights Jointly Originated. Patent rights relating to inventions originated jointly by employees of Bose and TouchTunes or TMC in connection with the design and development of the Jukebox shall vest in Bose and TMC jointly, each party to have an equal and undivided interest in such patent rights.

          Other Rights. Except as provided above in this Section 5.1., TMC and Bose shall each retain ownership of all intellectual property rights relating to the Jukebox that are already owned by the respective parties.

          Licensee. TouchTunes is a licensee of the Fraunhaufer and Thompson for MMP and MP3 Technology.


[*** INDICATES THAT MATERIAL HAS BEEN OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST, WHICH THE COMPANY HAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]


     5.2  Trademarks

          Trademark License. Bose is the owner of the trademark "Bose" (both in logo form and nonlogo form), which is registered with the United States Patent and Trademark Office and similar offices or agencies in various foreign countries (the "Trademark"). Bose hereby grants a limited, nonassignable, nonexclusive license to TouchTunes to use the Trademark either alone or in conjunction with other names, phrases or logos approved in writing by Bose, solely on and in connection with the Jukebox manufactured by, for or on behalf of TouchTunes. TouchTunes and TMC agree to prominently display the Trademark on each Jukebox and in all marketing literature relating to the Jukebox. This limited license shall terminate on the date of termination of this Agreement, except with respect to TouchTunes products incorporating Jukeboxes that were purchased by TouchTunes from Bose prior to the date of termination.

          Marketing and Advertising. Bose, TouchTunes and TMC shall agree upon guidelines for usage of the Trademarks by Bose, TouchTunes and TMC in connection with the marketing or advertising of the Jukebox, and Bose, TouchTunes and TMC shall comply with such guidelines. Bose, TouchTunes and TMC agree that all national media advertising and all other advertising copy of first impression, which contains any usage of the Trademarks shall be subject to Bose, TouchTunes' and TMC's approval of such usage, both as to style and context, prior to release, which approval shall not be unreasonably withheld or delayed.

          TouchTunes, TMC and Bose agree to share marketing information for the purpose of obtaining knowledge of customers and performance of the system for future product enhancements. Upon reasonable notice from Bose, TouchTunes or TMC shall provide to Bose if authorized by operators, a list of contacts and installation sites for the Jukebox within 30 days of the request.

          TouchTunes and TMC agree not to offer on-screen advertising of products and/or companies that jeopardize Bose Corporation's position as a quality sound provider as provided in Schedule D, or which violate advertising standards or standards of decency or good taste,without prior written consent from Bose, which Bose shall not unreasonably withhold. . Bose and TouchTunes shall annually review in good faith the adequacy of the product categories outlined on Schedule D."

          Quality Assurance. TouchTunes and TMC shall use their best efforts to provide Bose with accurate and timely field failure information. In addition, Bose, as licenser of the Trademark, shall have the right to inspect the processing, packaging and installation of all Jukeboxes in connection with which the Trademark is used, for the limited purpose of protecting and maintaining the standards of quality established by Bose for products sold under the Trademark. TouchTunes and TMC shall permit Bose Corporation's authorized personnel to enter TouchTunes' and TMC's premises at all reasonable times, with reasonable advance notice, to inspect TouchTunes' and TMC's processing, packaging and installation operations relating to Jukeboxes in connection with which the Trademark is used and to inspect and test Jukeboxes to be sold under or in connection with the Trademark. If Bose at any time finds that any Jukeboxes in connection


[*** INDICATES THAT MATERIAL HAS BEEN OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST, WHICH THE COMPANY HAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]


          with which the Trademark is used are not being processed, packaged or installed in accordance with this Agreement, Bose may notify TouchTunes or TMC in writing of all deficiencies, and if TouchTunes or TMC fails to take prompt action to correct all such deficiencies Bose may, at its election, terminate the license granted pursuant to
          Section 5.2 effective 30 days after serving written notice of such termination unless such deficiencies are corrected within such time. TouchTunes and TMC will "do their best efforts" to ensure that connections to house systems will be at a sufficiently acceptable sound quality to be determined by TouchTunes or TMC, and Bose. Standards for quality sound Jukebox installations will be established by TouchTunes or TMC and Bose based on the sound performance at mutually agreed to reference sites. At the option of Bose, Bose will make its best efforts to train TouchTunes or TMC to identify performance of Jukebox systems that do not meet the agreed to benchmark for quality sound. ("Jukebox systems" include secondary products connected to the TouchTunes jukebox.) TouchTunes and TMC will make their best efforts to notify Bose of all house systems connected to Jukeboxes and the brand of product connected. Bose reserves the right to review such installations.

          Trademark Notice. TouchTunes and TMC shall cause to appear on products and advertising materials using the Trademark, reasonable legends, markings and notices indicating ownership by Bose of the Trademark, acceptable in substance and form to both parties.

          Reservation of Rights. Bose expressly reserves, and TouchTunes and TMC expressly acknowledge, that Bose possesses the exclusive ownership of the Trademark and all related statutory and common law rights and privileges. Use of the Trademark by TouchTunes or TMC shall inure to the benefit of Bose.

6.   INTELLECTUAL PROPERTY INDEMNITY

     6.1  By Bose

          Indemnity. Except as provided below, Bose shall defend and indemnify TouchTunes and TMC from and against any damages, liabilities, costs and expenses (including reasonable attorneys' fees and court costs) arising out of any claim that the Jukebox purchased and/or licensed hereunder infringes a valid United States or Canadian patent or copyright or infringes a trade secret of a third party, provided that
          (i) TouchTunes shall have promptly provided Bose written notice thereof and reasonable cooperation, information and assistance in connection therewith, and (ii) Bose shall have sole control and authority with respect to the defense, settlement or compromise thereof. Should any Jukebox delivered hereunder become or, in Bose Corporation's opinion, be likely to become the subject of such a claim, Bose may, at its option, either procure for TouchTunes the right to continue purchasing and using such Jukebox, or replace or modify such Jukebox so that it becomes noninfringing. In such event, Bose may withhold further shipments of infringing or potentially infringing Jukeboxes.

          Limitations. Bose shall have no liability or obligation to TouchTunes and TMC hereunder with respect to any patent, copyright or trade secret infringement or claim thereof based upon (i) compliance with designs, plans or specifications of TouchTunes or TMC, (ii) use of


[*** INDICATES THAT MATERIAL HAS BEEN OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST, WHICH THE COMPANY HAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]


          the Jukebox by TouchTunes or TMC in combination with devices or products where the Jukebox would not itself be infringing, (iii) use of the Jukebox by TouchTunes or TMC in an application or environment for which it was not designed or contemplated, (iv) modifications of the Jukebox by TouchTunes or TMC, or (v) any claims of infringement of a patent, copyright or trade secret in which TouchTunes or TMC, or any affiliate or customer of TouchTunes or TMC has an interest or license. The foregoing states the entire liability of Bose with respect to infringement of patents, copyrights and trade secrets by the Jukebox or any part thereof or by their operation.

     6.2 By TouchTunes and TMC. Except as provided below, TouchTunes and TMC shall defend and indemnify Bose from and against any damages, liabilities, costs and expenses (including reasonable attorneys fees and court costs) incurred by Bose as a result of or arising from TouchTunes' or TMC's activities under the Agreement, including, without limitation, product liability, customer warranty and service claims, provided that (i) Bose shall have promptly provided TouchTunes and TMC written notice thereof and reasonable cooperation, information and assistance in connection therewith, and (ii) TouchTunes or TMC shall have sole control and authority with respect to the defense, settlement or compromise thereof.

7.   TECHNICAL AND COMMERCIAL INFORMATION

     No proprietary information disclosed by either party to the other in connection with this Agreement shall be disclosed to any person or entity other than the recipient party's employees and contractors directly involved with the recipient party's use of such information who are bound by written agreement to protect the confidentiality of such information, and such information shall otherwise be protected by the recipient party from disclosure to others with the same degree of care accorded to its own proprietary information. Information will not be subject to this provision if it is or becomes a matter of public knowledge without the fault of the recipient party, if it was a matter of written record in the recipient party's files prior to disclosure to it by the other party, or if it was or is received by the recipient party from a third person under circumstances permitting its unrestricted disclosure by the recipient party. Upon termination of this Agreement, each party shall promptly deliver to the other all proprietary information of the other party in the possession or control of such party and all copies thereof

     Notwithstanding the foregoing, in this Section 7, TouchTunes and TMC shall be considered collectively as a "party" while Bose shall be considered individually as a "Party".

8.   TERM OF AGREEMENT; TERMINATION

     8.1 Term of Agreement. This Agreement shall continue in effect until May 31, 2003. This Agreement shall be automatically extended for successive one-year periods unless either party, on or before the date six months prior to the commencement of any renewal period, provides written notice to the other party of its election not to extend the Agreement for an additional renewal period.

     8.2 Termination for Cause. Notwithstanding the provisions of Section 8.1, if either party shall default in the performance of its obligations under this Agreement, including Bose repeated failure to meet


[*** INDICATES THAT MATERIAL HAS BEEN OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST, WHICH THE COMPANY HAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]


          scheduled shipment dates except in cases of excusable delays as defined in Section 9.3 or after any 3 month period starting Sept. 1, 2000 if TouchTunes Jukebox Purchase Orders are *** or more below the monthly average of the annualized quantities as outlined in Schedule B, the other party may serve written notice to the defaulting party specifying the claimed default. The defaulting party shall use its best efforts to correct any such default promptly. If the claimed default is not corrected within such reasonable time as is agreed by the parties, or within 30 days in the absence of such agreement, the nondefaulting party shall have the right to terminate this Agreement by delivering written notice of termination to the defaulting party within 30 days following the expiration of such cure period.

     8.3 Post Termination Rights and Obligations. The following rights and obligations shall survive the expiration or termination of this Agreement to the extent necessary to permit their complete fulfillment or discharge:

               (a) the right of Bose to receive payment for and the obligation of TouchTunes to pay Bose for any Jukeboxes shipped by Bose prior to the time of termination; and for any production, prototype and development costs incurred 12 months prior to the time of termination which can be reasonably substantiated by Bose.

               (b) licenses in favor of customers of TouchTunes in respect of products sold by TouchTunes prior to the termination of this Agreement, and licenses in favor of TouchTunes in respect of Jukeboxes that were purchased by TouchTunes from Bose prior to the termination of this Agreement;

               (c) the right of TouchTunes and of TMC to perform maintenance and service relating to the Jukeboxes sold prior to the termination of this Agreement;

               (d)   the obligations regarding confidentiality under Section 7;
                     and

               (e) any cause of action or claim of either party because of any breach or default by the other party prior to the termination of this Agreement.

               (f) In the event this contract is terminated, Bose will provide to Touchtunes ASAP, all supplier molds, dies and templates at a cost equivalent to the lower of either the Net Book Value or the Fair Market Value. Bose will also provide TouchTunes a list of all the Suppliers and a copy of all Supplier contracts. Bose will assign to TouchTunes and TMC all rights under such contracts and use its best efforts to obtain all necessary consents to transfer such contracts, if required.

     8.4 Notwithstanding the foregoing, in Sections 8.1, 8.2 and 8.3 of this Agreement, TouchTunes and TMC shall be considered collectively as a "Party", while Bose shall be considered individually as a "Party".

9.   MISCELLANEOUS


[*** INDICATES THAT MATERIAL HAS BEEN OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST, WHICH THE COMPANY HAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]


     9.1 No Agency. This Agreement does not constitute Bose the agent or legal representative of TouchTunes or of any subsidiary or affiliate of TouchTunes, and does not constitute TouchTunes the agent or legal representative of Bose. Neither party is granted any express or implied right or authority to assume or to create any obligation, agreement or undertaking on behalf of or in the name of the other or to bind the other in any manner or thing whatsoever.

     9.2 Authorization. Each party represents to the other that this Agreement has been duly authorized, executed and delivered by it and that the execution, delivery and performance of this Agreement will not violate the provisions of any law, regulation, contract or court order to which the party making this representation is subject or by which it is bound.

     9.3 Excusable Delays. Neither Bose nor TouchTunes shall be liable for any loss or damage (including without limitation any special, incidental or consequential damage) resulting from any delay in the performance of any obligation hereunder which is due to any cause beyond its control, including without limitations acts of nature, unavailability of sources of energy, riots, wars, floods, epidemics, strikes or slowdowns or acts or omission of the other party ("Unavoidable Causes"). If at any time any party shall have reason to believe that the performance of any of its obligations will not occur when scheduled due to any Unavoidable Cause, such party shall provide written notice to the other party indicating the cause of the delay. Bose will use reasonable efforts to meet requested delivery dates, but will not be liable for its failure to do so. Products for which delivery is delayed due to any cause within TouchTunes control may be placed in storage by Bose at TouchTunes risk and for its account. TouchTunes shall be liable for all costs and expenses incurred by Bose in holding or storing products for TouchTunes or at TouchTunes request.

     9.4 Assignment. Except as may be otherwise specifically permitted in this Agreement, neither party may assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other party (which shall not be unreasonably withheld or delayed). Any attempt at assignment in violation of this Section 9.4 shall be void. Notwithstanding the foregoing: (I) either party may cause any of its obligations under this Agreement to be performed by one or more of its affiliates or subsidiaries not a party hereunder (provided that such party shall remain responsible for the full performance of all obligations of such party under this Agreement,
          (ii) either party may assign this Agreement in connection with a merger, consolidation or sale of all or substantially all of its assets, (iii) TouchTunes and TMC shall have the right to assign to each other any of their respective rights, duties and obligations under this Agreement, and (iv) TouchTunes and TMC shall have the right to assign this Agreement, and any rights, duties and obligations under this Agreement to any affiliate or subsidiary, or to lenders or other parties providing funding. The parties agree to fully cooperate with each other and to execute any appropriate document with respect to any assignment permitted under this Agreement.

     9.5 Notices. All notices, requests, consents and other communications in connection with this Agreement shall be furnished in writing and


[*** INDICATES THAT MATERIAL HAS BEEN OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST, WHICH THE COMPANY HAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]


          shall be sufficiently given if personally delivered or sent by telecopy (effective as of the date of delivery) or sent by postage-prepaid registered or certified mail (effective two days after being so mailed) to the other party at the address specified below or such other address as such party shall have specified in writing:

          If to TouchTunes:

               C/O: TouchTunes Digital Jukebox Inc.
               3 Commerce Place, 4th Floor
               Montreal Quebec, Canada H3E 1H7
               Attention: CEO or President

          If to Bose:

               Bose Corporation
               The Mountain
               Framingham, MA  01701
               Attention:  Legal Department

     9.6 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

     9.7 Official Currency. Both parties agree that the currency to be used for all calculations and payments shall be U.S. dollars.

     9.8 Waiver. The waiver by either party of a breach or a default of any provision of this Agreement shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission of the part of either party to exercise or avail itself of any right, power or privilege that it has or may have under the terms of this Agreement operate as a waiver of any right, power or privilege.

     9.9 Integration and Interpretation. This Agreement contains the full understanding of Bose and TouchTunes with respect to the development, purchase and sale of Jukeboxes and supersedes all prior agreements, covenants, arrangements, communications, representations, understandings or warranties, whether oral or written by or between the parties relating to the subject matter hereof. In the event of any inconsistency between the terms of this Agreement and any purchase order, invoice or any other written instrument given hereunder, the terms of this Agreement shall control.

     9.10 Amendments. No waiver, alteration, modification or amendment of any provisions of this Agreement or any Purchase Order hereunder shall be binding unless made in writing and signed by authorized representatives of both TouchTunes and Bose.

     9.11 Expenses. Except as otherwise provided in this Agreement, each party shall be responsible for its own costs and expenses in performing its obligations under this Agreement.

     9.12 Captions. Captions or section headings contained in this Agreement are for convenience of reference only, and in no way define or limit the scope of the provisions contained herein.

     9.13 Counterparts. This Agreement may be executed in two counterparts,


[*** INDICATES THAT MATERIAL HAS BEEN OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST, WHICH THE COMPANY HAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]


          both of which together shall constitute one agreement binding on all parties.

     9.14 Exclusivity. Bose and TouchTunes agree that, for the term of this Agreement, neither party shall contract with a third party for manufacture or purchase of jukeboxes. Bose agrees that it shall use its best efforts to prevent the use of the Bose products and trademark on any other jukebox product and any other sales materials related to any other jukebox products. Both parties acknowledge and agree that Bose products are available on the open market and may be incorporated into jukeboxes without the knowledge or consent of Bose.

     9.15 Notwithstanding the foregoing and unless the context suggests otherwise, in Section 9 of this Agreement: (I) a reference to "TouchTunes" shall be deemed to be a reference to both TouchTunes Digital Jukebox, Inc. and TMC, and (ii) TouchTunes Digital Jukebox, Inc. and TMC shall be considered collectively as a "party" while Bose shall be considered individually as a "party".

     9.16 The parties agree that this Amendment and all documents, correspondence, notices, etc. relating to this Amendment shall be in the English language. Les parties declarent qu'ils exigent que cet amendement ainsi que tous les documents, correspondance, avis, etc. y relatifs soient rediges en anglais.


EXECUTED as a sealed instrument as of the date first indicated above.

                         TOUCHTUNES DIGITAL JUKEBOX, INC.

                         Signature: /s/Tony Mastronardi

                         Name:      Tony Mastronardi


                         Title:  CEO, President

                         BOSE CORPORATION
                         Signature: /s/Sherwin Greenblatt
                         Name:      Sherwin Greenblatt


                         Title:        President


[*** INDICATES THAT MATERIAL HAS BEEN OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST, WHICH THE COMPANY HAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]



                      SCHEDULE A-PRODUCT & TEST SPECIFICATION


- Reference Production Specification Document PS 195300 Rev. 01 (currently being updated from PS 95300 Rev. 00).

Reference sections:

1.2  Summary Product Description
1.3  Product Goal
1.4  Jukebox Styling

- Reference Test Specification Documentation TS 195300 (currently being updated from TS


[*** INDICATES THAT MATERIAL HAS BEEN OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST, WHICH THE COMPANY HAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]


                       SCHEDULE B-PRODUCTION SYSTEMS PRICING




Jukebox delivered to TouchTunes_ from Bose(R) Corporation
(as described in Schedule A and Schedule C)                 ***

Freight, duty, excise, sales, use and all other taxes are the responsibility of TouchTunes.

Note:  Production Systems pricing is based on the following assumptions.
 . Jukeboxes to be delivered to the shipping docks, at the Bose manufacturing facility in Sainte-Marie Quebec, Canada.
 . Volume consistent with shipping schedule below.
 . Pricing is subject to change due to variations in quantity, product specification or Unavoidable Causes as defined Section 9.3.


Shipping Schedule

     *** invoiced June 1, 2000 to May 31, 2001
     *** invoiced June 1, 2001 to May 31, 2002
     *** invoiced June 1, 2002 to May 31, 2003


[*** INDICATES THAT MATERIAL HAS BEEN OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST, WHICH THE COMPANY HAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]


                        SCHEDULE C-PRODUCTION UNIT PART LIST




TouchTunes and Bose(R) agree to procure parts as defined in Production Specification Document PS195300 Rev 01. If either party wishes to amend or modify the agreed-upon specification relating to the Jukebox, such party shall specify the desired change in writing to the other party. Each party agrees not to unreasonably withhold its approval of any suggested change. Current versions of the Production Specification Document will be maintained at Bose and TouchTunes.


[*** INDICATES THAT MATERIAL HAS BEEN OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST, WHICH THE COMPANY HAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]


                    SCHEDULE D-QUALITY SOUND PRODUCT CATEGORIES


TouchTunes will not provide on-screen advertisements for the following product categories: . Home audio systems, loudspeakers and radios

 . Aviation headsets and/or noise reduction headsets
 . OEM automotive sound systems

 . Installed and/or portable professional sound systems


[*** INDICATES THAT MATERIAL HAS BEEN OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST, WHICH THE COMPANY HAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]


                         SCHEDULE E-TOUCHTUNES FINANCING OF
                                PURCHASES FROM BOSE


Payment to Bose for Jukeboxes shall be made in ***. Bose agrees to ship the Jukeboxes *** except in cases of unavoidable and excusable delays.


[*** INDICATES THAT MATERIAL HAS BEEN OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST, WHICH THE COMPANY HAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]


                     SCHEDULE F-JUKEBOX MANUFACTURING LOCATION


Bose(R) Corporation confirms that the Jukeboxes will be manufactured at the Bose wholly owned subsidiary, Bose Canada Inc., located in Sainte-Marie, Quebec, Canada. Bose reserves the right to transfer Jukebox manufacturing to another manufacturing facility, provided however that such change of manufacturing venue will not result in Buffalo Grove landed cost increases for TouchTunes.
In the event of a change in manufacturing venue, Bose will notify TouchTunes in writing six months prior to the change.


[*** INDICATES THAT MATERIAL HAS BEEN OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST, WHICH THE COMPANY HAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]


                     SCHEDULE G-REPLACEMENT PARTS AVAILABILITY

In accordance with Section 4.2 of the Contract, Bose(R) and TouchTunes_ agree to the following with respect to replacement part availability.


     . All Bose sound system parts or sub-assemblies defined in the Jukebox bill of materials will be available from Bose for a period extending five years after the last build of that series Jukebox has been produced.

     . It is possible that after the last build of a series of the Jukeboxes some Bose parts may become obsolete or unavailable. In the event that Bose parts become obsolete or unavailable, Bose will offer equivalent parts where possible or notify TouchTunes that they must advance purchase a lifetime buy of parts due to become obsolete or unavailable.

     . For non-Bose manufactured parts, Bose will secure commitment from its suppliers to provide replacement parts support directly to TouchTunes for a period extending five years after the last build of a series of the Jukebox has been produced. In the event that the non-Bose manufactured parts become obsolete or unavailable, non-Bose suppliers will offer equivalent parts where possible or notify TouchTunes that they must advance purchase a lifetime buy of parts due to become obsolete or unavailable.


[*** INDICATES THAT MATERIAL HAS BEEN OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST, WHICH THE COMPANY HAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]

                                AMENDMENT NO. 1


     THIS AMENDMENT No. 1 ("Amendment No. 1") to the OEM Purchase and Development Agreement, dated as of June 2, 2000, by and between TouchTunes Digital Jukebox, Inc., a Canadian corporation ("TouchTunes") and Bose Corporation, a Delaware corporation ("Bose") (the "Agreement"), is entered into by TouchTunes and Bose as of August 9, 2000.

                                  Background

     A. Pursuant to the Agreement, TouchTunes and Bose work together to develop digital jukeboxes designed to meet the specifications and requirements of TouchTunes. The Agreement further contemplates that Bose will manufacture such jukeboxes and supply them to TouchTunes.

     B. TouchTunes and Bose desire to amend the Agreement to provide that the terms and conditions of the Agreement shall be kept confidential.


                                     Terms

     NOW, THEREFORE, in consideration of and subject to each of the covenants, representations, warranties, terms and conditions hereinafter set forth, intending to be legally bound, TouchTunes and Bose hereby agree as follows:

     1. All capitalized terms used but not defined in this Amendment No.1 will have the respective meanings ascribed to them in the Agreement.


     2. The Agreement is hereby amended to restate Section 3.5 in its entirety to read as follows:


       "Shipment; Title and Risk of Loss. TouchTunes shall arrange for shipment of jukeboxes to the designated warehouse in accordance with the shipment schedule specified by TouchTunes. Delivery of jukeboxes by Bose Corporation to TouchTunes shall be Ex Works, Sainte-Marie, Quebec. Without regard to freight being prepaid or collect, title and risk of loss shall pass to TouchTunes upon departure of truck from the Bose manufacturing facility.

       Bose acknowledges that it will provide necessary certificates of origin or other necessary documents relating to the Jukeboxes in order for TMC to import that Jukeboxes into the United States from Canada."


[*** INDICATES THAT MATERIAL HAS BEEN OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST, WHICH THE COMPANY HAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]


     3. The Agreement is hereby amended to add a second paragraph to Section 7 of the Agreement to read in its entirety as follows:

       "The parties hereto agree that this Agreement, the terms and conditions contained herein ("Confidential Information"), shall be treated as confidential, and each party will and will cause its directors, officers, attorneys and advisors to use reasonable measures and will supervise its personnel so as to prevent the disclosure of such Confidential Information. Notwithstanding the foregoing, nothing in this Section 7 shall preclude either party from disclosing Confidential Information if such information is requested by any federal or state regulatory authority; provided, however, that if a party is required by law or regulation to disclose any Confidential Information, such party will promptly notify the other party of any request for such disclosure so that the other party may seek a protective order or other appropriate remedy or waive compliance with the applicable provisions of this Agreement. If such protective order or other remedy is not obtained, the disclosing party shall disclose only such Confidential Information as is legally required to be disclosed, and shall use its best efforts to ensure that confidential treatment is accorded to the Confidential Information so disclosed. No party shall use any Confidential Information for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. This Section 7 shall survive the termination of this Agreement."

     4. This Amendment No. 1 may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.


     5. Except as expressly amended by this Amendment No. 1, the Agreement shall continue in full force and effect in accordance with its terms and conditions. This Amendment No. 1 is hereby incorporated by reference into the Agreement and made a part thereof.

                        [Signatures begin on the next page]


[*** INDICATES THAT MATERIAL HAS BEEN OMITTED PURSUANT TO CONFIDENTIAL TREATMENT REQUEST, WHICH THE COMPANY HAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]


     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 1 to be duly executed by an authorized officer as of the date first above written.


                                    TOUCHTUNES DIGITAL JUKEBOX, INC.


                                   By: /s/Tony Mastronardi
                                 Name: Tony Mastronardi
                                Title:  CEO, President


                                       BOSE CORPORATION


                                   By:  /s/Sherwin Greenblatt
                                 Name: Sherwin Greenblatt
                                Title: President